Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-182350) of Applied DNA Sciences, Inc. of our report dated May 1, 2014 , relating to the consolidated financial statements, which appears in this annual report on Form 10-K /A.

/s/ RBSM LLP

New York, New York
  May 1, 2014